CERTIFICATE OF INCORPORATION

                                    OF

                               AEROCON, INC.

                   ____________________________________



                                 ARTICLE I
                                 ---------
                                   NAME
                                   ----
          The name of the corporation (herein called the "Corporation") is AeroCon, Inc.



                                ARTICLE II
                                ----------
                        REGISTERED OFFICE AND AGENT
                        ---------------------------
          The address of the registered office of the Corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover, County of Kent, Delaware. The name of the registered agent of the Corporation at such address is The Prentice-Hall Corporation System, Inc.



                                ARTICLE III
                                -----------
                                  PURPOSE
                                  -------
          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Delaware Statute").



                                ARTICLE IV
                                ----------
                               CAPITAL STOCK
                               -------------
          The total number of shares of all classes of stock which the Corporation has authority to issue is 10,000 shares, all of which are shares of Common Stock, par value $.01 per share.



                                 ARTICLE V
                                 ---------
                               INCORPORATOR
                               ------------
          The name and mailing address of the incorporator is as follows:

                NAME                            MAILING ADDRESS
                ----                            ---------------
          Reinena L. Davis           c/o O'Sullivan Graev & Karabell,
                                     LLP30 Rockefeller Plaza
                                     41st FloorNew York, New York 10112



                                ARTICLE VI
                                ----------
                                 DIRECTORS
                                ----------
          The number of directors of the Corporation shall be such as from time to time shall be fixed in the manner provided in the By-laws of the Corporation. The election of directors of the Corporation need not be by ballot unless the By-laws so require.



                                ARTICLE VII
                                -----------
                       MANAGEMENT OF THE CORPORATION
                       -----------------------------
          A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Statute, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware Statute is amended after the date of incorporation of the Corporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware Statute, as so amended.

          Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.



                               ARTICLE VIII
                               ------------
                            CREDITORS MEETINGS
                            ------------------
          Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of
Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree on any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

IN WITNESS WHEREOF, I, the undersigned, being the sole incorporator hereinabove named, for the purpose of forming a corporation pursuant to the Delaware Statute, DO HEREBY CERTIFY, under penalties of perjury, that this is my act and deed and that the facts hereinabove stated are truly set forth and, accordingly, I have hereunto set my hand as of the 14th day of February, 1995.

                                   _________________________________
                                               Reinena L. Davis